UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2024

METROCITY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-39068	47-2528408
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5114 Buford Highway Doraville, Georgia	30340
(Address of principal executive offices)	(Zip Code)

(770) 455-4989

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each Exchange on which registered
Common Stock, par value $0.01 per share	MCBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2024, upon the recommendation of the Nominating and Governance Committee, the Board of Directors (the “Board”) of MetroCity Bankshares, Inc. (the “Company”) appointed Mr. John Paek to serve as a member of the Boards of the Company and Metro City Bank, the wholly owned subsidiary of the Company (the “Bank”), effective immediately. Mr. Paek will serve on the Asset Liability Committee, the Credit Risk Management Committee, and the Directors’ Loan Committee of the Bank.

Mr. John Paek, age 49, is an attorney licensed to practice law in California, Georgia, New York, and Massachusetts. Mr. Paek previously served as a Principal with Deloitte Tax LLP from 2019 to 2023, providing state income tax compliance, consulting, and controversy resolution services to corporations and other business entities. From 2007 to 2019, Mr. Paek practiced law with Baker McKenzie LLP, serving as a Partner from 2011 to 2019. In addition to providing tax consulting, controversy resolution, and litigation services while at Baker McKenzie, Mr. Paek was a member of their Global Indirect Tax Steering Committee and an editor of their North American Tax Practice Group Newsletter. Mr. Paek graduated magna cum laude from Georgia State University with a Bachelor of Arts in English Literature. Mr. Paek obtained his Juris Doctor from the Georgetown University Law Center and his Masters of Law in Taxation from Boston University.

The Board has determined that Mr. Paek is not “independent” as defined under the listing rules of the NASDAQ Stock Market. Mr. Paek is the son of the Chairman of the Board and Chief Executive Officer of the Company, Mr. Nack Paek. There are no arrangements or understandings between Mr. Paek and any other persons or entities pursuant to which Mr. Paek was elected as a director of the Company. In addition, there are no transactions involving Mr. Paek and the Company that require disclosure under Item 404(a) of Regulation S-K.

In his capacity as a director, Mr. John Paek will receive compensation that is consistent with the compensation received by the other members of the Board. A description of the compensation payable to members of the Board is set forth under the heading “2023 Compensation of Directors” in the Company’s Definitive Proxy Statement filed with the SEC on April 12, 2024 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCITY BANKSHARES, INC.

Date: September 18, 2024	By:	/s/ Lucas Stewart
Lucas Stewart
Chief Financial Officer